UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

Beach First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina	000-22503	57-1030117
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Robert M. Grissom Parkway, Suite 100, Myrtle Beach, South Carolina	29577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 626-2265

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 28, 2009, Beach First National Bancshares, Inc. (the “Company”), the holding company for Beach First National Bank, issued a press release reiterating its intentions to consider other options for the listing of its common stock. As expected, on December 21, 2009, the Company received notification from The NASDAQ Stock Market that for the last 30 consecutive business days the closing bid price per share for its common stock has been below the $1.00 minimum per share required for continued inclusion on The NASDAQ Global Market, per NASDAQ Listing Rule 5450(a)(1). The Company has a 180 calendar day grace period during which it plans to consider various options for the listing of its common stock. The Company expects to make a decision regarding this issue within 90 days.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description

99.1	Press release of Beach First National Bancshares, Inc. dated December 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC.

By: /s/ Gary S. Austin
Name: Gary S. Austin
Title: Chief Financial Officer

Dated: December 28, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Beach First National Bancshares, Inc. dated December 28, 2009.

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